UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Graña y Montero S.A.A.

(Exact name of registrant as specified in its charter)

Republic of Peru	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Av. Paseo de la República 4667, Surquillo, Peru	Lima 34
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common shares, par value S/.1.00 per share (“Common Shares”)	New York Stock Exchange, LLC*

American Depositary Shares (“ADSs”), each representing five Common Shares	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-189067 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

(Title of class)

*	Not for trading, but only in connection with the registration on the New York Stock Exchange, LLC of the American Depositary Shares which represent those Common Shares.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the captions “Description of Our Share Capital,” “Description of American Depositary Shares,” and “Taxation” in the Prospectus included in the Registration Statement on Form F-1 (Registration No. 333-189067) filed on July 2, 2013 with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Item 2.	Exhibits.	Description

	2.1	English translation of the Registrant’s by-laws (incorporated by reference to the Registrant’s Registration Statement on Form F-1 (No. 333-189067) filed on July 2, 2013).

	2.2	Form of Deposit Agreement among the Company, JPMorgan Chase Bank, N.A., acting as depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to the Registrant’s Registration Statement on Form F-1 (No. 333-189067) filed on July 2, 2013).

	2.3	Form of American Depositary Receipt evidencing American Depositary Shares (incorporated by reference to the Registrant’s Registration Statement on Form F-1 (No. 333-189067) filed on July 2, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRAÑA Y MONTERO S.A.A.

By:	/s/ Claudia Drago Morante
Name:	Claudia Drago Morante
Title:	Chief Legal Officer

Date: July 2, 2013